Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. COMPLETES 2019

WITH RECORD $4.5 BILLION IN ACQUISITIONS FOR 64% GROWTH RATE

AND DELIVERS MARKET-LEADING SHAREHOLDER RETURNS

Completes $861 Million of Acquisitions in the Fourth Quarter and Commences

2020 Growth with Additional $1.9 Billion in Accretive Investments

Fourth Quarter Per Share Net Income of $0.26 and Normalized FFO of $0.35

Birmingham, AL – February 6, 2020 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the fourth quarter and year ended December 31, 2019 and recent highlights.

“2019 was a year of incomparable growth and achievement for MPT,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “We delivered a market leading 39% return to our shareholders and have now doubled our market capitalization to $11.8 billion to become one of the 30 largest REITs in the market. Since our IPO in 2005 we have delivered a total return of more than 554% to our shareholders comprised of cash dividends and increases in share value exceeding $6.6 billion – we created more than 40% of that value in 2019 alone, capping off a five year period during which, just like the IPO to date period, our total returns to shareholders led the Healthcare and Broad REIT indices at almost 115%,” continued Aldag.

In the fourth quarter alone, continuing the performance of the first nine months of 2019, MPT completed approximately $861 million in hospital acquisitions, including immediately accretive investments in the United States, Spain and Portugal, further improving the Company’s already diversified geographic footprint and creating strong relationships with key global operators. With more than $4.5 billion of acquisitions completed in 2019, MPT achieved 64% growth in assets year over year and now has an enterprise value exceeding $19 billion, up more than 90% over 2018. The blended GAAP capitalization rate for the $4.5 billion in 2019 acquisitions approximates 8.0%.

Aldag added, “While we are not prepared to predict 64% growth again, MPT has already started 2020 with completed acquisitions exceeding $1.9 billion and we are actively working a vibrant pipeline that exceeds $3.0 billion. We believe we are in the early stages of a rapidly developing market for hospital real estate transactions and MPT is the unquestioned global leader in these markets.” At the same time, MPT’s access to capital has continued to expand both in improved global pricing and expanded sources of debt and equity. “Our most recent transactions have resulted in initial cash investment spreads of between 3.0% and 4.0% - results that we do not see in other investment sectors.”

FOURTH QUARTER AND RECENT HIGHLIGHTS

•	Per share net income of $0.26 and Normalized Funds from Operations (“NFFO”) of $0.35 in the fourth quarter, both on a per diluted share basis;

•

Completed the acquisition of 10 acute care hospitals operated by LifePoint Health, Inc. in six U.S. states for an aggregate purchase price of approximately $700 million; a $31.0 million (€28.2 million) majority real estate interest in a hospital in Viseu, Portugal; substantial interest in joint ventures that own two premier Madrid hospitals for an aggregate investment of $130.0 million (€117.3 million); and commenced development of a $27.5 million unique behavioral hospital in the Houston, Texas area;

•	Completed the highly profitable sale of two acute care hospitals, exiting a market and tenant relationship;

•

Completed an inaugural Sterling bond issue with staggered maturities in December, raising £1.0 billion to provide financing for 2019 UK acquisitions and to pre-fund the January acquisition of 30 British hospitals; completed remaining purchase price funding in January with a £700 million unsecured term loan for a blended financing cost of less than 3.0%;

•	Filed a $1.0 billion at-the-market equity program; and

•	Issued 57.5 million shares of common stock for net proceeds of approximately $1.0 billion.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to NFFO, all on a basis comparable to 2018 results, and a reconciliation of pro forma total gross assets to total assets.

PORTFOLIO UPDATE

After completion of the most recent investments, Medical Properties Trust further extends its position as the global leader of hospital real estate investors. The Company has pro forma total gross assets of approximately $16.5 billion, including $13.5 billion in general acute care hospitals, $1.8 billion in inpatient rehabilitation hospitals, and $0.4 billion in long-term acute care hospitals. The pro forma portfolio includes 389 properties representing more than 41,000 licensed beds in 34 states and in Germany, the United Kingdom, Switzerland, Italy, Spain, Portugal and Australia. The properties are leased to or mortgaged by 41 hospital operating companies which include the following new relationships that were established in the fourth quarter.

In December, MPT made a 45% equity investment of approximately $130 million in the real estate of two high-quality acute care hospitals in Madrid. The hospitals are operated by HM Hospitales (“HM”), the third largest private operator in Spain, and the investment represents 301 licensed beds. It includes HM Hospital Sanchinarro, a 203-bed hospital facility that is ranked the #3 private hospital in Spain. The two hospitals are net-leased to HM with a 25-year initial term and annual escalators based on Spanish CPI, establishing a new relationship with a top operator in Spain’s consolidating hospital market.

In November, MPT acquired a newly-constructed 37-bed acute care hospital operated by Grupo José de Mello (“JDM”) in Viseu, Portugal, an affluent city in northern Portugal. JDM is Portugal’s largest private operator with 20 hospitals representing 1,570 licensed beds. The property was acquired subject to an in-place lease with 17 years remaining on its initial term, including annual rent escalations based on Portugal CPI. This transaction presents a unique opportunity to enter the attractive Portuguese healthcare market with a leading, growth-oriented hospital operator and provides MPT a platform for future growth.

In October, MPT agreed to provide a funding commitment of $27.5 million to NeuroPsychiatric Hospitals (“NPH”) for the development of a 92-bed facility in Clear Lake, Texas. NPH is headquartered in South Bend, Indiana and regarded as the largest neuropsychiatric care organization in the U.S. providing best-in-class care for patients with acute, complex medical and psychiatric conditions. NPH currently operates four facilities with 187 beds in the Greater Chicago/Northwest Indiana and Indianapolis markets and is well-positioned for near-term growth.

OPERATING RESULTS AND OUTLOOK

Net income for the fourth quarter and year ended December 31, 2019 was $130 million ($0.26 per diluted share), and $375 million ($0.87 per diluted share), respectively compared to $78 million ($0.21 per diluted share) and $1.02 billion ($2.76 per diluted share) in the year earlier periods.

NFFO for the fourth quarter and year ended December 31, 2019 was $171 million ($0.35 per diluted share), and $557 million ($1.30 per diluted share), respectively compared to $112 million ($0.31 per diluted share) and $501 million ($1.37 per diluted share) in the year earlier periods. The year earlier period included gains on sales approximating $671 million.

The Company reaffirms an annual run rate of $1.24 to $1.27 per diluted share for net income and $1.65 to $1.68 per diluted share for NFFO based on all announced transactions and an assumed capital structure that results in a net debt to EBITDA ratio of approximately 5.5 times.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates may change if the Company acquires or sells assets in amounts that are different from estimates, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from our equity investments vary from expectations, or existing leases do not perform in accordance with their terms.

Aldag concluded by announcing the promotion of a long-time MPT employee. “I would like to take this opportunity to announce that Luke Savage has been added to the executive team. Luke has recently been appointed Vice President. Luke has been with the company for 12 years and has led our international efforts since 2016. Luke is the senior officer in our Luxembourg office.”

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, February 6, 2020 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended December 31, 2019. The dial-in numbers for the conference call are 844-535-3969 (U.S. and Canada) and 409-937-8903 (International); both numbers require passcode 7760789. The conference call will also be available via webcast in the Investor Relations section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through February 20, 2020. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S./Canada and International callers, respectively. The replay passcode for all callers is 7760789.

The Company’s supplemental information package for the current period will also be available on the Company’s website in the Investor Relations section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospitals with 389 facilities and more than 41,000 licensed beds in eight countries and across three continents. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions, and the timely closing (if at all) of the transactions described above; annual run-rate net income and NFFO per share; the amount of acquisitions of healthcare real estate, if any; results from potential sales and joint venture arrangements, if any; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in equity investments and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

# # #

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	December 31, 2019	December 31, 2018
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$8,102,754	$5,268,459
Mortgage loans	1,275,022	1,213,322
Investment in financing leases	2,060,302	684,053

Gross investment in real estate assets	11,438,078	7,165,834
Accumulated depreciation and amortization	(570,042)	(464,984)

Net investment in real estate assets	10,868,036	6,700,850

Cash and cash equivalents	1,462,286	820,868
Interest and rent receivables	31,357	25,855
Straight-line rent receivables	334,231	220,848
Equity investments	926,990	520,058
Other loans	544,832	373,198
Other assets	299,599	181,966

Total Assets	$14,467,331	$8,843,643

Liabilities and Equity
Liabilities
Debt, net	$7,023,679	$4,037,389
Accounts payable and accrued expenses	291,489	204,325
Deferred revenue	16,098	13,467
Obligations to tenants and other lease liabilities	107,911	27,524

Total Liabilities	7,439,177	4,282,705
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding - 517,522 shares at December 31, 2019 and 370,637 shares at December 31, 2018	518	371
Additional paid-in capital	7,008,199	4,442,948
Retained earnings	83,012	162,768
Accumulated other comprehensive loss	(62,905)	(58,202)
Treasury shares, at cost	(777)	(777)

Total Medical Properties Trust, Inc. Stockholders’ Equity	7,028,047	4,547,108
Non-controlling interests	107	13,830

Total Equity	7,028,154	4,560,938

Total Liabilities and Equity	$14,467,331	$8,843,643

(A) Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues
Rent billed	$130,310	$104,267	$474,151	$473,343
Straight-line rent	33,643	25,584	110,456	74,741
Income from financing leases	52,364	18,370	119,617	73,983
Interest and other income	40,121	32,357	149,973	162,455

Total revenues	256,438	180,578	854,197	784,522
Expenses
Interest	70,434	50,910	237,830	223,274
Real estate depreciation and amortization	44,152	32,866	152,313	133,083
Property-related (A)	8,598	2,414	23,992	9,237
General and administrative	27,402	21,734	96,411	81,003

Total expenses	150,586	107,924	510,546	446,597
Other income (expense)
Gain (loss) on sale of real estate and other, net	20,467	(1,437)	20,529	671,385
Earnings from equity interests	4,416	3,623	16,051	14,165
Unutilized financing fees	(1,233)	—	(6,106)	—
Other	1,152	226	(345)	(4,071)

Total other income	24,802	2,412	30,129	681,479

Income before income tax	130,654	75,066	373,780	1,019,404
Income tax (expense) benefit	(731)	3,875	2,621	(927)

Net income	129,923	78,941	376,401	1,018,477
Net income attributable to non-controlling interests	(285)	(458)	(1,717)	(1,792)

Net income attributable to MPT common stockholders	$129,638	$78,483	$374,684	$1,016,685

Earnings per common share - basic:
Net income attributable to MPT common stockholders	$0.26	$0.21	$0.87	$2.77

Earnings per common share - diluted:
Net income attributable to MPT common stockholders	$0.26	$0.21	$0.87	$2.76

Weighted average shares outstanding - basic	493,593	366,655	427,075	365,364
Weighted average shares outstanding - diluted	494,893	367,732	428,299	366,271
Dividends declared per common share	$0.26	$0.25	$1.02	$1.00

(A) Includes $3.4 million and $14.8 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three and twelve months ended December 31, 2019, respectively. These costs are required to be presented on a gross basis (with offset included in Interest and other income), following our adoption of the new lease accounting standard on January 1, 2019. We presented similar items in the prior year on a net basis.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
FFO information:
Net income attributable to MPT common stockholders	$129,638	$78,483	$374,684	$1,016,685
Participating securities’ share in earnings	(954)	(2,877)	(2,308)	(3,685)

Net income, less participating securities’ share in earnings	$128,684	$75,606	$372,376	$1,013,000
Depreciation and amortization	53,497	39,406	183,921	143,720
(Gain) loss on sale of real estate and other, net	(20,467)	1,437	(20,529)	(671,385)

Funds from operations	$161,714	$116,449	$535,768	$485,335

Write-off of straight-line rent and other, net of tax benefit	8,307	387	15,539	18,002
Unutilized financing fees	1,233	—	6,106	—
Release of income tax valuation allowance	—	(4,405)	—	(4,405)
Acquisition costs, net of tax benefit	—	—	—	2,072

Normalized funds from operations	$171,254	$112,431	$557,413	$501,004

Share-based compensation	10,069	4,810	32,188	16,505
Debt costs amortization	2,761	1,991	9,675	7,534
Straight-line rent revenue and other	(48,836)	(30,528)	(145,598)	(105,072)

Adjusted funds from operations	$135,248	$88,704	$453,678	$419,971

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.26	$0.21	$0.87	$2.76
Depreciation and amortization	0.11	0.11	0.43	0.39
(Gain) loss on sale of real estate and other, net	(0.04)	—	(0.05)	(1.83)

Funds from operations	$0.33	$0.32	$1.25	$1.32
Write-off of straight-line rent and other, net of tax benefit	0.02	—	0.04	0.05
Unutilized financing fees	—	—	0.01	—
Release of income tax valuation allowance	—	(0.01)	—	(0.01)
Acquisition costs, net of tax benefit	—	—	—	0.01

Normalized funds from operations	$0.35	$0.31	$1.30	$1.37
Share-based compensation	0.02	0.01	0.08	0.05
Debt costs amortization	0.01	0.01	0.02	0.02
Straight-line rent revenue and other	(0.11)	(0.09)	(0.34)	(0.29)

Adjusted funds from operations	$0.27	$0.24	$1.06	$1.15

Notes:

(A) Certain line items above (such as real estate depreciation) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Earnings from equity interests” line on the consolidated statements of income.

(B) Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) non-cash revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Annual Run-Rate Guidance Reconciliation

(Unaudited)

	Annual Run-Rate Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.24	$1.27
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.24	$1.27
Depreciation and amortization	0.41	0.41

Funds from operations	$1.65	$1.68
Other adjustments	—	—

Normalized funds from operations	$1.65	$1.68

(1)

The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

(Amounts in thousands)	December 31, 2019
Total Assets	$14,467,331
Add:
Binding real estate commitments on new investments(2)	1,988,550
Unfunded amounts on development deals and commenced capital improvement projects(3)	163,370
Accumulated depreciation and amortization	570,042
Incremental gross assets of our joint ventures(4)	563,911
Proceeds from new £700 million 5-year term loan effective January 6, 2020	927,990
Less:
Cash used for funding the transactions above (including the proceeds from the £700 million term loan)	(2,151,920)

Pro Forma Total Gross Assets(5)	$16,529,274

(2)	Reflects the acquisition of 30 facilities in the United Kingdom on January 8, 2020.
(3)	Includes $41.7 million unfunded amounts on ongoing development projects and $121.7 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(4)	Adjustment to reflect our share of our joint ventures’ gross assets.
(5)

Pro forma total gross assets is total assets before accumulated depreciation/amortization and assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded using cash on hand. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.